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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                            PERCENTAGE       STATE OF
NAME OF PARENT       NAME OF SUBSIDIARY                     OWNERSHIP    INCORPORATION
--------------       ------------------                     ---------    -------------
Hanover          Tri-Co. Foods Corp.("Tri-Co")                 100%       Pennsylvania

Hanover          Spring Glen Fresh Foods, Inc.                 100%       Pennsylvania

Hanover          Consumers Packing Corporation                 100%       Pennsylvania
                 d/b/a Hanover Foods - Lancaster Division

Hanover          Hanover Insurance Corporation Ltd             100%       Grand Cayman,
                                                                             B.W.I.

Hanover          Nittany Corporation                           100%         Delaware

Hanover          Bickel's Snack Foods, Inc.                    100%       Pennsylvania

Tri-Co           Alimentos Congelados Monte Bello S.A.         100%        Republic of
                                                                            Guatemala

Tri-Co           Sunwise Corporation                           100%          Florida